EXHIBIT 32.1

CERTIFICATION

In connection with the Form 10-Q of Black Elk Energy Offshore Operations, LLC (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Hoffman, Chief Executive Officer of the Company, and Michelle Simmons, Chief Accounting Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2012	By:	/s/ John Hoffman
	Name:	John Hoffman
	Title:	President and Chief Executive Officer (Principal Executive Officer)

Date: November 13, 2012	By:	/s/ Michelle Simmons
	Name:	Michelle Simmons
	Title:	Chief Accounting Officer (Principal Financial Officer)